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                                                                      EXHIBIT 10


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors
Horace Mann Life Insurance Company Separate Account
      and
The Board of Directors
Horace Mann Life Insurance Company

We consent to the reference to our firm under the heading "Independent Registered Public Accounting Firm" and the use of our report dated April 26, 2006 with respect to the statutory statements of admitted assets, liabilities and capital and surplus of Horace Mann Life Insurance Company as of December 31, 2005 and 2004, and the related statutory statements of operations, capital and surplus and cash flow for each of the years in the three-year period ended December 31, 2005 and related financial statement schedules I, III & VI and IV, included in the Registration Statement under the Securities Act of 1933 (File No. 2-24256) on Form N-4. Our report dated April 26, 2006 includes explanatory language that states that Horace Mann Life Insurance Company prepared the statutory financial statements using statutory accounting practices prescribed or permitted by the Illinois Department of Financial and Professional Regulation
- Division of Insurance, which practices differ from U.S. generally accepted accounting principles. Accordingly, our report states that the statutory financial statements are not presented fairly in conformity with U.S. generally accepted accounting principles and further states that those statements are presented fairly, in all material respects, in conformity with statutory accounting practices. We also consent the use of our report dated April 26, 2006, with respect to the statement of net assets of each of the sub-accounts comprising the Horace Mann Life Insurance Company Separate Account as of December 31, 2005, and the related statement of operations for the year then ended, the statements of changes in net assets for each of the years in the two-year period then ended, and the related financial highlights for each of the years in the five-year period then ended, also included in the Registration Statement under the Securities Act of 1933 (File No. 2-24256) on Form N-4.

/s/ KPMG LLP

Chicago, Illinois

April 26, 2006